Exhibit 99.1

Microsoft Cloud Growth Fuels Second Quarter Results

Results include a net charge of $13.8 billion related to the Tax Cuts and Jobs Act

REDMOND, Wash. — January 31, 2018 — Microsoft Corp. today announced the following results for the quarter ended December 31, 2017:

•	Revenue was $28.9 billion and increased 12%
•	Operating income was $8.7 billion and increased 10%
•	GAAP net loss was $(6.3) billion and non-GAAP net income was $7.5 billion
•	GAAP diluted loss per share was $(0.82) and non-GAAP diluted earnings per share was $0.96
•	GAAP results include a $13.8 billion net charge related to the Tax Cuts and Jobs Act (TCJA)

“This quarter’s results speak to the differentiated value we are delivering to customers across our productivity solutions and as the hybrid cloud provider of choice,” said Satya Nadella, chief executive officer of Microsoft. “Our investments in IoT, data, and AI services across cloud and the edge position us to further accelerate growth.”

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income (Loss)	Diluted Earnings (Loss) per Share
2016 As Reported (GAAP)	$25,826	$7,905	$6,267	$0.80
2017 As Reported (GAAP)	$28,918	$8,679	$(6,302)	$(0.82)
Net TCJA Impact	-	-	13,800	1.78
2017 As Adjusted for TCJA (non-GAAP)	$28,918	$8,679	$7,498	$0.96
Percentage Change Y/Y (GAAP)	12%	10%	(201%)	(203%)
Percentage Change Y/Y (non-GAAP)	12%	10%	20%	20%
Percentage Change Y/Y (non-GAAP) Constant Currency	11%	10%	20%	20%

GAAP results include a net charge of $13.8 billion related to TCJA, which is excluded from our non-GAAP results.

Microsoft returned $5.0 billion to shareholders in the form of share repurchases and dividends in the second quarter of fiscal year 2018.

“We delivered another strong quarter with commercial cloud revenue growing 56% year-over-year to $5.3 billion,” said Amy Hood, executive vice president and chief financial officer of Microsoft. “Strong execution from our sales teams and partners is driving growth across our businesses.”

Revenue in Productivity and Business Processes was $9.0 billion and increased 25% (up 24% in constant currency), with the following business highlights:

•	Office commercial products and cloud services revenue increased 10% (up 10% in constant currency) driven by Office 365 commercial revenue growth of 41% (up 41% in constant currency)
•	Office consumer products and cloud services revenue increased 12% (up 11% in constant currency) and Office 365 consumer subscribers increased to 29.2 million

•	Dynamics products and cloud services revenue increased 10% (up 9% in constant currency) driven by Dynamics 365 revenue growth of 67% (up 68% in constant currency)
•	LinkedIn contributed revenue of $1.3 billion during the quarter with sessions growth of over 20% for the fifth consecutive quarter

Revenue in Intelligent Cloud was $7.8 billion and increased 15% (up 15% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 18% (up 18% in constant currency) driven by Azure revenue growth of 98% (up 98% in constant currency)
•	Enterprise Services revenue increased 5% (up 3% in constant currency) driven by Premier Support Services

Revenue in More Personal Computing was $12.2 billion and increased 2% (up 2% in constant currency), with the following business highlights:

•	Windows OEM revenue increased 4% (up 4% in constant currency) driven by OEM Pro revenue growth of 11%
•	Windows commercial products and cloud services revenue decreased 4% (down 5% in constant currency) due to the impact of a prior year large deal
•	Gaming revenue increased 8% (up 8% in constant currency) driven by Xbox hardware revenue growth from the Xbox One X launch
•	Search advertising revenue excluding traffic acquisition costs increased 15% (up 15% in constant currency) driven by higher revenue per search and search volume
•	Surface revenue increased 1% (relatively unchanged in constant currency)

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, Carolyn Frantz, deputy general counsel and corporate secretary, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on January 31, 2019.

Non-GAAP Definition

TCJA Impact. We recorded a net charge of $13.8 billion related to TCJA during the three months ended December 31, 2017. As of December 31, 2017, we have not completed our accounting for the tax effects of TCJA. Our net charge is provisional based on reasonable estimates for those tax effects. Changes to these estimates or new guidance issued by regulators may materially impact our provision for income taxes and effective tax rate in the period in which the adjustments are made. Our accounting for the tax effects of TCJA will be completed during the measurement period, which should not extend beyond the second fiscal quarter of 2019.

We have provided non-GAAP financial measures related to TCJA to aid investors in better understanding our performance. We believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

New Accounting Standards

We adopted new accounting standards related to revenue recognition and leases effective July 1, 2017. The prior periods presented here have been restated to reflect adoption of these new standards.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding the company’s performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income (Loss)	Diluted Earnings (Loss) per Share
2016 As Reported (GAAP)	$25,826	$7,905	$6,267	$0.80
2017 As Reported (GAAP)	$28,918	$8,679	$(6,302)	$(0.82)
2017 As Adjusted (non-GAAP)	$28,918	$8,679	$7,498	$0.96
Percentage Change Y/Y (GAAP)	12%	10%	(201%)	(203%)
Percentage Change Y/Y (non-GAAP)	12%	10%	20%	20%
Constant Currency Impact	$124	$(26)	$6	$0.00
Percentage Change Y/Y (non-GAAP) Constant Currency	11%	10%	20%	20%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended December 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2016 As Reported (GAAP)	$7,179	$6,758	$11,889
2017 As Reported (GAAP)	$8,953	$7,795	$12,170
Percentage Change Y/Y (GAAP)	25%	15%	2%
Constant Currency Impact	$34	$49	$41
Percentage Change Y/Y (non-GAAP) Constant Currency	24%	15%	2%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended December 31, 2017
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office commercial products and cloud services	10%	0%	10%
Office 365 commercial	41%	0%	41%
Office consumer products and cloud services	12%	(1)%	11%
Dynamics products and cloud services	10%	(1)%	9%
Dynamics 365	67%	1%	68%
Server products and cloud services	18%	0%	18%
Azure	98%	0%	98%
Enterprise Services	5%	(2)%	3%
Windows OEM	4%	0%	4%
Windows commercial products and cloud services	(4)%	(1)%	(5)%
Search advertising excluding traffic acquisition costs	15%	0%	15%
Surface	1%	(1)%	0%
Gaming	8%	0%	8%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on services presenting execution and competitive risks;

•	significant investments in new products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	a change in our ability to earn expected revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility that we may fail to protect our source code;

•	the possibility that we may not be able to protect information on our products and services from use by others;

•	cyber-attacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure of personal data that could cause liability and harm to our reputation;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, or fines against us;

•	the dependence of our business on our ability to attract and retain talented employees;

•	claims against us that may result in adverse outcomes in legal disputes;

•	additional tax liabilities;

•	quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions that may disrupt our business;

•	adverse economic or market conditions that may harm our business; and

•	changes in our sales organization that may impact revenues.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of January 31, 2018. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016

Revenue:
Product	$17,926	$18,273	$32,224	$33,241
Service and other	10,992	7,553	21,232	14,513

Total revenue	28,918	25,826	53,456	47,754

Cost of revenue:
Product	5,498	5,378	8,478	8,959
Service and other	5,566	4,523	10,864	8,786

Total cost of revenue	11,064	9,901	19,342	17,745

Gross margin	17,854	15,925	34,114	30,009
Research and development	3,504	3,062	7,078	6,168
Sales and marketing	4,562	4,079	8,374	7,297
General and administrative	1,109	879	2,275	1,924

Operating income	8,679	7,905	16,387	14,620
Other income, net	490	117	766	229

Income before income taxes	9,169	8,022	17,153	14,849
Provision for income taxes	15,471	1,755	16,879	2,915

Net income (loss)	$(6,302)	$6,267	$274	$11,934

Earnings (loss) per share:
Basic	$(0.82)	$0.81	$0.04	$1.54
Diluted	$(0.82)	$0.80	$0.04	$1.52

Weighted average shares outstanding:
Basic	7,710	7,755	7,709	7,772
Diluted	7,710	7,830	7,799	7,853

Cash dividends declared per common share	$0.42	$0.39	$0.84	$0.78

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016

Net income (loss)	$(6,302)	$6,267	$274	$11,934

Other comprehensive income (loss), net of tax:
Net change related to derivatives	(7)	280	(113)	243
Net change related to investments	(878)	(994)	(1,166)	(911)
Translation adjustments and other	(40)	(592)	253	(474)

Other comprehensive loss	(925)	(1,306)	(1,026)	(1,142)

Comprehensive income (loss)	$(7,227)	$4,961	$(752)	$10,792

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	December 31, 2017	June 30, 2017

Assets
Current assets:
Cash and cash equivalents	$12,859	$7,663
Short-term investments (including securities loaned of $4,247 and $3,694)	129,921	125,318

Total cash, cash equivalents, and short-term investments	142,780	132,981
Accounts receivable, net of allowance for doubtful accounts of $337 and $345	18,428	22,431
Inventories	2,003	2,181
Other	4,422	5,103

Total current assets	167,633	162,696
Property and equipment, net of accumulated depreciation of $26,849 and $24,179	26,304	23,734
Operating lease right-of-use assets	6,749	6,555
Equity and other investments	3,961	6,023
Goodwill	35,355	35,122
Intangible assets, net	9,034	10,106
Other long-term assets	6,967	6,076

Total assets	$256,003	$250,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,850	$7,390
Short-term debt	12,466	9,072
Current portion of long-term debt	3,446	1,049
Accrued compensation	4,427	5,819
Short-term income taxes	788	718
Short-term unearned revenue	21,309	24,013
Securities lending payable	26	97
Other	7,787	7,587

Total current liabilities	58,099	55,745
Long-term debt	73,348	76,073
Long-term income taxes	30,050	13,485
Long-term unearned revenue	2,500	2,643
Deferred income taxes	3,186	5,734
Operating lease liabilities	5,640	5,372
Other long-term liabilities	4,820	3,549

Total liabilities	177,643	162,601

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,705 and 7,708	70,192	69,315
Retained earnings	8,567	17,769
Accumulated other comprehensive income (loss)	(399)	627

Total stockholders’ equity	78,360	87,711

Total liabilities and stockholders’ equity	$256,003	$250,312

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016

Operations
Net income (loss)	$(6,302)	$6,267	$274	$11,934
Adjustments to reconcile net income (loss) to net cash from operations:
Depreciation, amortization, and other	2,536	2,166	5,035	3,982
Stock-based compensation expense	986	767	1,959	1,470
Net recognized gains on investments and derivatives	(684)	(652)	(1,207)	(963)
Deferred income taxes	(2,305)	5	(2,358)	545
Changes in operating assets and liabilities:
Accounts receivable	(3,908)	(2,789)	4,041	4,398
Inventories	1,205	1,132	182	265
Other current assets	354	1,300	36	335
Other long-term assets	(344)	(200)	(622)	(293)
Accounts payable	938	99	531	(344)
Unearned revenue	(1,065)	(1,077)	(2,871)	(2,884)
Income taxes	15,974	843	16,635	1,407
Other current liabilities	643	(1,267)	(1,521)	(1,727)
Other long-term liabilities	(153)	(301)	201	(283)

Net cash from operations	7,875	6,293	20,315	17,842

Financing
Proceeds from issuance (repayments) of short-term debt, maturities of 90 days or less, net	3,759	(3,755)	49	(7,145)
Proceeds from issuance of debt	3,229	17,069	7,183	42,046
Repayments of debt	(3,327)	(4,118)	(4,496)	(4,343)
Common stock issued	189	131	496	372
Common stock repurchased	(2,008)	(3,599)	(4,578)	(7,961)
Common stock cash dividends paid	(3,238)	(3,024)	(6,241)	(5,824)
Other, net	(156)	312	(306)	200

Net cash from (used in) financing	(1,552)	3,016	(7,893)	17,345

Investing
Additions to property and equipment	(2,586)	(1,988)	(4,718)	(4,151)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(27)	(24,760)	(206)	(24,784)
Purchases of investments	(45,154)	(46,775)	(78,115)	(103,956)
Maturities of investments	6,352	8,715	11,578	17,374
Sales of investments	41,261	48,987	64,297	81,310
Securities lending payable	(177)	1,070	(71)	986

Net cash used in investing	(331)	(14,751)	(7,235)	(33,221)

Effect of foreign exchange rates on cash and cash equivalents	(17)	(18)	9	(8)

Net change in cash and cash equivalents	5,975	(5,460)	5,196	1,958
Cash and cash equivalents, beginning of period	6,884	13,928	7,663	6,510

Cash and cash equivalents, end of period	$12,859	$8,468	$12,859	$8,468

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions)(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016

Revenue
Productivity and Business Processes	$8,953	$7,179	$17,191	$13,615
Intelligent Cloud	7,795	6,758	14,717	12,855
More Personal Computing	12,170	11,889	21,548	21,284

Total	$28,918	$25,826	$53,456	$47,754

Operating Income
Productivity and Business Processes	$3,337	$3,053	$6,343	$5,958
Intelligent Cloud	2,832	2,291	4,969	4,068
More Personal Computing	2,510	2,561	5,075	4,594

Total	$8,679	$7,905	$16,387	$14,620